IN THE UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF MISSISSIPPI
JACKSON DIVISION

UNITED STATES OF AMERICA VS. AMSOUTH BANCORPORATION and AMSOUTH BANK	CRIMINAL NO

DEFERRED PROSECUTION AGREEMENT

        Defendants AMSOUTH BANCORPORATION and AMSOUTH BANK, a wholly-owned subsidiary of AMSOUTH BANCORPORATION (hereinafter collectively referred to as “AmSouth”), by their undersigned attorney, pursuant to authority granted by their Boards of Directors, and the United States enter into this Deferred Prosecution Agreement (hereinafter “the Agreement”).

        1. AmSouth shall waive indictment and agree to the filing of a one count Information (hereinafter “the Information”) in the United States District Court for the Southern District of Mississippi charging it with failing to file suspicious activity reports in a timely, complete and accurate manner, in violation of 31 U.S.C. §§ 5318(g)(1) and 5322(b) and 31 C.F.R. § 103.18.

        2. AmSouth accepts and acknowledges responsibility for its behavior as set forth in the Statement of Facts attached hereto and incorporated by reference herein as Appendix A (hereinafter “Statement of Facts”).

        3. AmSouth expressly agrees that it shall not, through its attorneys, board of directors, agents, officers, employees, or any other representative make or adopt any public statement contradicting any statement contained in this Agreement or the Statement of Facts, provided however, that AmSouth may avail itself of any legal or factual arguments available to it in defending litigation regarding any matter discussed therein. Any such contradictory statement by AmSouth, its attorneys, board of directors, agents, officers, employees, or any other representative shall constitute a breach pursuant to paragraph 11 of this Agreement, and AmSouth would thereafter be subject to prosecution pursuant to the terms of this Agreement. The decision whether AmSouth has breached this Agreement based upon any statement by any person described in this paragraph which contradicts any information contained in the Statement of Facts shall be in the sole discretion of the United States. If and when the United States notifies AmSouth of a public statement by any such person that in whole or in part contradicts any part of the Statement of Facts, AmSouth may avoid breach of this Agreement by publicly repudiating such statement within 48 hours after notification by the United States. Paragraph 11 sets forth the terms and conditions applicable to any breach of this Agreement by AmSouth.

        4. AmSouth agrees that it shall provide to the United States, on request, any relevant document, electronic data, or other object in AmSouth’s possession, custody and/or control concerning a Bank Secrecy Act matter and/or any matter charged in the Information subject to the Right to Financial Privacy Act and any other applicable laws and regulations. AmSouth further agrees that it will completely, fully and timely comply with all legal obligations, record keeping and reporting requirements imposed upon it by the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., and implementing regulations thereunder, 31 C.F.R. Part 103,

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and the Federal Reserve’s substantially similar regulations codified at 12 C.F.R. §§ 208.62 and 208.63.

        5. As a result of AmSouth’s conduct, as set forth in the Statement of Facts, pursuant to 18 U.S.C. § 981(a)(1)(A), AmSouth’s interests in certain forfeitable real and personal property could be subject to a civil forfeiture action. The United States agrees that any civil forfeiture claims it has against AmSouth or its property will be satisfied and compromised by AmSouth’s payment of the sum of $40 million pursuant to this paragraph and forfeiture of that amount to the United States. Accordingly, the United States and AmSouth hereby expressly agree to settle, and do settle, any and all claims that each could have made in any such civil forfeiture action.

        6. Because AmSouth agrees to

(a) acknowledge responsibility for its actions as set forth in the Statement of Facts;

(b) continue its cooperation with the United States;

(c) demonstrate its future good conduct and full compliance with the Bank Secrecy Act and all of its implementing regulations;

(d) demonstrate full compliance with any and all grand jury subpoenas issued to it by any state or federal grand jury; and

(e) pay the sum of $40 million pursuant to paragraph 5 of this Agreement;

        the United States shall recommend to the Court, pursuant to 18 U.S.C. § 3161(h)(2), that prosecution of AmSouth on the Information filed pursuant to paragraph 1 of this Agreement be deferred for a period of twelve (12) months. AmSouth shall consent to a motion, the contents to be agreed by the parties, to be filed by the United States with the Court, promptly

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upon execution of this Agreement, pursuant to 18 U.S.C. § 3161(h)(2), in which the United States will present this Agreement to the Court and move for a continuance of all further criminal proceedings, including trial, for a period of twelve (12) months, for speedy trial exclusion of all time covered by such a continuance, and for approval by the Court of this deferred prosecution. AmSouth further agrees to waive and does hereby expressly waive any and all rights to a speedy trial pursuant to the Sixth Amendment of the United States Constitution, 18 U.S.C. § 3161, Federal Rule of Criminal Procedure 48(b), and any applicable Local Rules of the United States District Court for the Southern District of Mississippi for the time period that this Agreement is in effect.

        7. AmSouth hereby further expressly agrees that any violations of the Bank Secrecy Act pursuant to 31 U.S.C. §§ 5318, 5321 and 5322, and any violations of 18 U.S.C. §§ 1503, 1512 and 1517, that were not time-barred by the applicable statute of limitations on September 1, 2004, may, in the sole discretion of the United States, be charged against AmSouth, notwithstanding the expiration of any applicable statute of limitations, if the United States determines that AmSouth is in material breach of this Agreement subject to the cure provisions herein.

        8. The United States agrees that if AmSouth is in compliance with all of its obligations under this Agreement in all material respects, the United States, within thirty (30) days of the expiration of the time period set forth in paragraph 6 above, will seek dismissal with prejudice of the Information filed against AmSouth pursuant to paragraph 1 of this Agreement. Upon such dismissal of the Information, this Agreement shall expire. The expiration of this Agreement does not relieve AmSouth of the responsibility of complying with all applicable laws and regulations. The expiration of this Agreement does not alter or affect AmSouth’s

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responsibility to its banking regulators, including but not limited to the Federal Reserve, the Federal Reserve Bank of Atlanta, the Alabama State Banking Department, and FinCEN.

        9. AmSouth and the United States understand that the Agreement to defer prosecution of AmSouth must be approved by the Court, in accordance with 18 U.S.C. § 3161(h)(2). Should the Court decline to approve a deferred prosecution for any reason, both the United States and AmSouth are released from any obligation imposed upon them by this Agreement, and this Agreement shall be null and void.

        10. Should the United States, in its sole discretion, determine during the term of this Agreement that AmSouth has committed any federal crime commenced subsequent to the date of this Agreement, AmSouth shall thereafter be subject to prosecution for any federal crimes of which the United States has knowledge. Except in the event of a willful and material breach of this Agreement, it is the intention of the parties to this Agreement that all criminal, civil and regulatory investigations arising from AmSouth’s conduct or the facts contained in or involving the persons and/or accounts described in this Agreement and its exhibit, including the Statement of Facts, that have been or could have been conducted by the United States prior to the date of this Agreement shall not be pursued further against AmSouth.

        11. Should the United States, in its sole discretion, determine that AmSouth has committed a willful and material breach of any provision of this Agreement, the United States shall provide written notice to AmSouth of the alleged breach and provide AmSouth with a two-week period in which to make a presentation to the United States Attorney for the Southern District of Mississippi to demonstrate that no breach has occurred or, to the extent applicable, that the breach is not willful or material or has been cured. The parties hereto expressly understand and agree that should AmSouth fail to make a presentation to the United States

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Attorney for the Southern District of Mississippi within the said two-week period, it shall be conclusively presumed that AmSouth is in willful and material breach of this Agreement. The parties further understand and agree that the United States Attorney for the Southern District of Mississippi’s exercise of discretion under this paragraph is not subject to review in any court or tribunal. In the event of a breach of this Agreement that results in a prosecution, such prosecution may be premised upon any information provided by or on behalf of AmSouth to the United States at any time. Further, in the event of a breach, the $40 million payment by AmSouth pursuant to paragraph 5 will be returned to AmSouth.

        12. AmSouth agrees that if it sells or merges all or substantially all of its business operations as they exist as of the date of this Agreement, it shall include in any contract for sale or merger a provision binding the purchaser/successor to the obligations described in this Agreement.

        13. It is further understood that this Agreement is binding on AmSouth and the United States, but specifically does not bind any other federal agencies, or any state or local authorities, although the United States will bring the cooperation of AmSouth and its compliance with its other obligations under this Agreement to the attention of state or local prosecuting offices or any state or federal regulatory agencies, if requested by AmSouth or its attorneys.

        14. It is further understood that this Agreement does not relate to or cover any civil or criminal conduct by AmSouth other than the conduct described in, or arising from the facts contained in or involving the persons and/or accounts described in, the Agreement and its exhibit, including the Statement of Facts.

        15. AmSouth and the United States agree that, upon acceptance by the Court, this Agreement and a proposed Order deferring prosecution shall be filed in the United States District

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Court for the Southern District of Mississippi. AmSouth and the United States further agree that Exhibit 1 to Appendix A of this Agreement, which contains information concerning specific accounts and reporting of suspicious activity, will be filed under seal and shall remain under seal. AmSouth and the United States further agree that the information contained in Exhibit 1 may be revealed at some point in time when and if AmSouth is finally determined to be in material breach of this Agreement.

        16. AmSouth acknowledges that the unitary structure for its audit and compliance functions contributed to the absence of a system of independent checks and balances, and thereby contributed to the problems described in the Information, this Agreement, and the Statement of Facts.

        17. AmSouth has revised its policies, procedures and practices with respect to responding to grand jury subpoenas to ensure that all responses are complete and timely.

        18. The United States agrees that if AmSouth complies with all of the terms of this Agreement and agrees to accept responsibility for all of the conduct described in the Statement of Facts, then the United States will not prosecute any current or former AmSouth employee based upon any of the conduct described in this Agreement and its exhibit, including the Statement of Facts.

        19. This Agreement sets forth all the terms of the Deferred Prosecution Agreement between AmSouth and the United States. No promises, agreements or conditions have been entered into other than those expressly set forth in this Agreement, and none shall be entered into and/or be binding upon AmSouth or the United States unless expressly set forth in writing, signed by the United States, AmSouth’s attorneys, and a duly authorized representative of

AmSouth and physically attached to this Agreement. This Agreement supersedes any prior promises, agreements or conditions between AmSouth and the United States.

ACKNOWLEDGEMENTS

        I, T. Kurt Miller, the duly authorized representative of AmSouth Bank, hereby expressly acknowledge the following: (1) that I have read this entire Deferred Prosecution Agreement and all attachments hereto, and the other documents filed in the United States District Court for the Southern District of Mississippi in conjunction with this Agreement, including the Information; (2) that I have had an opportunity to discuss this Agreement fully and freely with AmSouth’s attorneys; (3) that AmSouth fully and completely understands each and every one of its terms; (4) that AmSouth is fully satisfied with the advice and representation provided to it by its attorneys; and (5) that AmSouth has signed this Agreement voluntarily.

/s/ T. Kurt Miller	October 12, 2004

T. KURT MILLER General Counsel	DATE

COUNSEL FOR AMSOUTH BANCORPORATION AND AMSOUTH BANK

        We, counsel for AmSouth Bancorporation and AmSouth Bank, hereby expressly acknowledge the following: (1) that we have discussed this Agreement with our clients; (2) that we have fully explained each one of its terms to our clients; (3) that we have fully answered each and every question put to us by our clients regarding the Agreement; and (4) we believe that our clients completely understand all of the Agreement’s terms.

/s/ Andrew L. Sandler	October 12, 2004

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Robert S. Bennett, Esq. Andrew L. Sandler, Esq. Benjamin B. Klubes, Esq.	DATE

/s/ James B. Tucker	October 12, 2004

BUTLER, SNOW, O’MARA, STEVENS & CANNADA, PLLC James B. Tucker, Esq.	DATE

Attorneys for AmSouth Bancorporation and AmSouth Bank

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ON BEHALF OF THE UNITED STATES

/s/ Dunn Lampton	October 12, 2004

DUNN LAMPTON United States Attorney Southern District of Mississippi	DATE

/s/ Cynthia L. Eldridge	October 12, 2004

CYNTHIA L. ELDRIDGE Assistant United States Attorney Criminal Division United States Attorney’s Office Southern District of Mississippi	DATE

Appendix A

STATEMENT OF FACTS

Summary

        1. AmSouth Bancorporation and AmSouth Bank (hereinafter collectively referred to as “AmSouth” or “the Bank”) violated federal laws and regulations governing the filing of suspicious activity reports (“SARs”) by (1) failing to report suspicious transactions, and (2) failing to report suspicious transactions in a timely manner, and (3) failing to report suspicious transactions in an accurate manner, involving certain accounts at AmSouth Bank. One of these SAR violations involved a scheme by Louis D. Hamric and Victor G. Nance involving fraudulent promissory notes maintained at AmSouth’s Custody Services Department.

        2. AmSouth’s conduct which violated federal laws and regulations governing SAR filing includes, but is not limited to, the following: (a) Corporate Security employees did not file SARs in certain instances because AmSouth had not suffered a loss, even though they should have been aware that the suspicious conduct plainly warranted the filing of SARs; (b) AmSouth’s former in-house counsel assigned responsibility for pending or threatened civil litigation matters did not report certain transactions which he should have known were suspicious and required the filing of a SAR; and (c) AmSouth Corporate Security employees did not file SARs in certain instances where law enforcement was already aware of one or more of the suspects involved in the activity, even though they should have known that the suspicious conduct plainly warranted the filing of SARs.

        3. By its conduct set forth in paragraph 2 and its conduct described in this Statement of Facts, AmSouth failed to prevent the use of its banking services by certain individuals engaged in unlawful conduct, including the fraudulent scheme by Hamric and Nance.

        4. In addition, AmSouth failed to produce timely certain documents as required by law in response to subpoenas issued between April 2002 and June 2003 by the federal grand jury in the Southern District of Mississippi investigating the Hamric and Nance scheme.

        5. AmSouth failed to provide sufficient information to the Federal Reserve Bank of Atlanta (“FRB Atlanta”) during its targeted reviews of AmSouth’s Wealth Management Business.

Legal Background

        6. AmSouth Bank is a financial institution organized, licensed and doing business under the laws of the United States and the State of Alabama.

        7. AmSouth is a “financial institution” as defined in 31 U.S.C. § 5312 and 31 C.F.R. § 103.11(n)(l); a “bank” as defined in 31 C.F.R. § 103.11(c); an “insured bank” as defined in section 3(h) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(h)); and a “state member bank” of the Federal Reserve System (12 U.S.C. § 1813(d)).

        8. Three essential laws establish the basic anti-money laundering obligations of banking organizations in the United States: the Bank Secrecy Act (“BSA”), 31 U.S.C. § 5311 et seq.; the Money Laundering Control Act of 1986 (codified in relevant part at 18

U.S.C. §§ 1956 and 1957); and the USA PATRIOT Act of 2001, which significantly amended both laws. As set forth in 31 U.S.C. §§ 5318(a)(2) and 5318(h) and 31 C.F.R. § 103.20, banking organizations are required to establish programs to guard against their use for money laundering which, at a minimum, include the following: (a) written, definite internal policies, procedures and controls; (b) the designation of a compliance officer; (c) an ongoing employee training program; and (d) an independent audit function to test programs. AmSouth also is required to report suspicious activity to law enforcement and regulators1 as set forth in 31 U.S.C. § 5318(g) and 31 C.F.R. § 103.18 and the reporting rules of the Board of Governors of the Federal Reserve System (“the Federal Reserve Board”).2 All SARs filed by banking organizations are required to be accurate and timely,3 and to provide a complete description of the suspicious activity involved. In order to resolve these allegations by the United States Attorney for the Southern District of Mississippi, AmSouth agrees to the filing of the Information charging AmSouth with a violation of these laws and regulations for failure in certain

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[1]	The Financial Crimes Enforcement Network (“FinCEN”), a bureau of the Department of Treasury, administers the BSA on behalf of the Secretary of the Treasury and serves as the administrator of the database containing BSA reports filed by financial institutions. The BSA imposes a variety of record keeping and reporting requirements on certain financial institutions, including the duty to report suspicious activities.

[2]	AmSouth Investment Services (“AIS”), a subsidiary of AmSouth Bancorporation, is an investment advisor regulated by the United States Securities and Exchange Commission (“SEC”). AmSouth Bancorporation reports suspicious activity on behalf of AIS.

[3]	FinCEN’s regulations governing SAR filings by banks require SARs to be filed “no later than 30 calendar days after the date of initial detection of facts that may constitute a basis for filing a SAR.” 31 C.F.R. § 103.18(b)(3).

areas to file SARs, failure to file accurate SARs, and failure to file SARs in a timely manner.

The Hamric Matter

        9. In the spring of 2002, the United States Attorney’s Office for the Southern District of Mississippi, along with a number of federal and state agencies, began an investigation of a fraudulent promissory note scheme perpetrated by Louis D. Hamric, II, a licensed attorney, Victor G. Nance, a registered investment adviser employed by Mutual of New York (“MONY”), and various other individuals. In essence, Hamric would issue a Promissory Note to each investor promising to pay a very high interest rate for one year. Hamric had little, if any, contact with the actual investors. Various “promoters” of the scheme, including Nance, would bring investors to Hamric and receive a commission for their services. Hamric told Nance that he needed a “block” of $10 million to participate in a “trading program” that would provide returns through the promissory notes of up to 25% annually. Nance, a registered investment advisor representative, convinced over 40 of his clients to invest in Hamric’s program by making numerous misrepresentations to them about the nature and risk of the investment. Many of these investors were retired and had their life savings invested with Nance.4

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[4]	Victor Nance pled guilty to a money laundering charge, 18 U.S.C. § 1957, in connection with this scheme and is currently serving a 10-year sentence in the custody of the Federal Bureau of Prisons. Hamric paid Nance over $4 million in “commissions” for finding investors. Louis Hamric pled guilty to money laundering conspiracy, 18 U.S.C. § 1956(h), and is awaiting sentencing.

        10. After Nance assured Hamric that he could provide the $10 million, both Hamric and Nance approached AmSouth5 to seek help in dealing with the large number of investors, many of whom had funds invested in individual retirement accounts (“IRAs”). Hamric and Nance misrepresented to AmSouth that the business venture involved construction of medical clinics overseas. In August 2000, after Hamric and Nance had spoken with several AmSouth officers, AmSouth agreed to perform, and performed, the following custodial services for Hamric and Nance, for a fee of $2,000 per year per account:6

(i)	AmSouth established a custodial trust account, which could be designated as an IRA if requested, for each person for whom Hamric and Nance provided completed new account documents;[7]

(ii)	Upon receipt of customer funds into each custodial trust account, AmSouth transferred all funds to an AmSouth money market account controlled by both Hamric and Nance, and accepted into each custodial trust account a Promissory Note, issued by Hamric;[8]

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[5]	AmSouth did not perform adequate due diligence with regard to Hamric or Nance, who had been prior customers of the Bank.

[6]	Hamric orally agreed to pay the fee for each custodial account established on behalf of Nance’s investors.

[7]	AmSouth provided blank account opening documents to Hamric and Nance and entrusted them to complete and return the documents to AmSouth for a custodial trust account to be opened. AmSouth did not question the existence or identity of any of the persons who were signing the forms.

[8]	Hamric and Nance prepared a “Direction of Investment” form, which each account holder was required to complete and sign. The purpose of the form was to instruct AmSouth how much each account holder wished to invest in a Hamric Promissory Note. AmSouth did not follow the instructions on the Direction of Investment forms for the overwhelming majority of Nance’s clients. Instead, AmSouth transferred all funds deposited into each custodial trust account to the

(iii)	AmSouth distributed interest payments, on a monthly basis, to each custodial trust account upon receipt of a check from Hamric and a spreadsheet from Nance directing how much money should be credited to each account; and

(iv)	AmSouth provided a copy of each custodial account holder’s bank statement to both Hamric and Nance on a quarterly basis, without the knowledge or consent of custodial account holders.

        11. When the customer chose to reinvest, upon the maturity of the Promissory Notes, AmSouth agreed, without the knowledge of any of the account holders, to “net” the proceeds of the old note against the new one, and send Hamric the difference.

        12. Beginning in early 2001, several other “promoters” brought a second wave of investors into the Hamric scheme, and AmSouth held promissory notes promising to pay these new investors as much as 25% interest monthly. Although a note promising such interest is suspicious on its face, AmSouth did not question the terms or nature of any of these promissory notes.

        13. By early 2002, Hamric had stopped sending interest payment checks to AmSouth. On March 13, 2002, AmSouth sent a letter to each investor informing them that six (6) checks sent by Hamric in January had been returned unpaid, that AmSouth had mistakenly sent interest payments to certain custodial account holders, and that AmSouth had demanded reimbursement from Hamric in the amount of $119,013.50. AmSouth stated that “it may be necessary for those account holders that received direct

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money market account controlled by both Hamric and Nance. No AmSouth employee could explain why AmSouth disregarded the instructions on the Direction of Investment forms and instead transferred all of the funds out of each custodial trust account and into the Hamric/Nance money market account.

distributions in 2002 to refund such distributions,” in the event that the money could not be recovered from Hamric. AmSouth then advised its account holders that the reason for the letter was to inform them of Hamric’s delinquencies so that the account holders could take any action they deemed necessary.

        14. Without AmSouth’s participation through, among other things, the failure of one, or more, AmSouth managers to properly question whether the Hamric and Nance schemes were fraudulent, Hamric and Nance would not have succeeded in their schemes pursuant to which they attracted a total of approximately $20 million in fraud proceeds, caused those proceeds to be deposited into AmSouth accounts, and transferred those proceeds, in violation of 18 U.S.C. §§ 1956 and 1957, among and out of those accounts.

The Hamric Grand Jury Investigation

        15. When Hamric failed to pay interest owed to the investors, the fraudulent promissory note scheme fell apart, triggering a number of civil lawsuits against individuals (Hamric, Nance and others) and institutions, including MONY9 and AmSouth. All or almost all of these suits have been settled. The scheme also became the subject of several investigations by state and federal authorities, including a federal grand jury investigation in the Southern District of Mississippi.

        16. Beginning on April 29, 2002, and concluding just prior to June 4, 2003,10 eight federal grand jury subpoenas were issued to AmSouth. These subpoenas requested

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[9]	MONY terminated Nance in June of 2001.

[10]	Hamric and Nance were indicted on June 4, 2003.

all documents relating to the Hamric and Nance promissory note scheme, including all documents for any custodial trust accounts opened by either Hamric or Nance on behalf of an account holder; all documents for any bank accounts held by Hamric or Nance and various others associated with the scheme; and all internal and external communications between any AmSouth employee and Hamric, Nance or any custodial trust account holder.

        17. In responding to these grand jury subpoenas, AmSouth (i) failed to timely produce certain documents called for by these subpoenas; (ii) failed to produce certain documents in the manner they were kept in the regular course of business as required by the subpoenas; and (iii) failed to locate and produce certain documents called for by the subpoenas until AmSouth was targeted in this criminal investigation.

        18. AmSouth’s outside counsel11 assumed certain responsive documents had been produced even though they had not been produced. Inside counsel overseeing the production failed to search his own files even though they contained documents responsive to the subpoenas. AmSouth’s inside counsel was aware, or should have been aware, of other AmSouth employees who had documents directly responsive to one or more of the federal grand jury subpoenas, but he did not request any documents from these employees.

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[11]	All references to AmSouth’s outside counsel in this document refer to counsel it employed prior to September 24, 2003 at which time AmSouth replaced this counsel with new Mississippi counsel, and later retained Washington, DC based counsel, in connection with the criminal investigation that is the subject of the Information and Deferred Prosecution Agreement filed in conjunction with this Statement of Facts.

        19. AmSouth Custody Services Department employees, who were made aware of the federal grand jury subpoenas, failed to provide all documents in their possession which were responsive to one or more federal grand jury subpoenas.

        20. Through the course of the investigation and through grand jury subpoenas to other sources, certain AmSouth documents became available to federal investigators, including, but not limited to, the AmSouth account holders’ bank statements, which were discovered in Hamric’s office. Attorneys for the government had discussions with AmSouth’s outside counsel concerning the discovery of Bank documents from other sources that had not been produced by AmSouth. AmSouth’s outside counsel’s responses to these concerns were misleading and inadequate given AmSouth’s legal obligations with respect to the grand jury subpoenas. Even after many discussions and other communications between AmSouth’s outside counsel and attorneys for the government, AmSouth still failed to produce all responsive documents in a timely manner.

        21. Although AmSouth ultimately produced all of these documents after it became the subject of a criminal investigation,12 the delays in production are legally inexcusable. Given its failures in responding to these numerous grand jury subpoenas, AmSouth has revised its policies and procedures for responding to such subpoenas and

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[12]	On September 24, 2003, AmSouth employed new outside counsel who began discussions with the United States Attorney’s Office for the Southern District of Mississippi concerning AmSouth’s criminal exposure. AmSouth was formally advised that it was a target of a criminal investigation on November 17, 2003.

will devote additional resources to ensure full and timely responses to all grand jury subpoenas.

Suspicious Activity Reports

        22. All financial institutions are required by federal statutes and regulations to report suspicious activity to law enforcement, banking regulators, and FinCEN. The SAR filing form contains instructions that detail the legal and regulatory requirements for reporting suspicious activity. Suspicious activity must be reported in a timely manner in order for the reporting to be both helpful and useful to law enforcement authorities and regulatory agencies. The FinCEN regulations governing SAR filings contain a time requirement:

A bank is required to file a SAR no later than 30 calendar days after the date of initial detection of facts that may constitute a basis for filing a SAR. If no suspect was identified on the date of detection of the incident requiring the filing, a bank may delay filing a SAR for an additional 30 calendar days to identify a suspect. In no case shall reporting be delayed more than 60 calendar days after the date of initial detection of a reportable transaction. In situations involving violations requiring immediate attention, such as, for example, ongoing money laundering schemes, the bank shall immediately notify, by telephone, an appropriate law enforcement authority in addition to filing timely a SAR.

31 C.F.R. § 103.18(b)(3) (emphasis added). The Federal Reserve Board has issued SAR regulations containing a substantially similar provision. See 12 C.F.R. § 208.62(d).

        23. All SARs are stored in a database administered by FinCEN which may be accessed by law enforcement and certain regulators. This comprehensive database is invaluable to law enforcement in the investigative process, in part for determining whether criminal suspects might be engaging in criminal activity in more than one financial institution and/or more than one jurisdiction.

Hamric SAR

        24. AmSouth officers and employees at seven different branches in four separate states, including its main office in Birmingham, Alabama, had contacts with Hamric and/or Nance or their customers in connection with their “Ponzi” scheme. These contacts occurred over a time period spanning nearly two years. At least one13 of these AmSouth employees suspected that Hamric was involved in a possibly illegal scheme and reported these concerns to AmSouth’s legal department and to AmSouth Corporate Security. These departments, in conjunction with AmSouth’s management, had a legal obligation to report that Hamric might be operating a “Ponzi” scheme, and AmSouth failed to timely file a SAR.

        25. The SAR that was ultimately filed reporting the Hamric scheme was filed nearly two years after the date that an AmSouth employee initially detected or should have detected the suspicious activity, and several months after AmSouth learned that law enforcement was investigating Hamric. The Hamric SAR, by characterizing the suspicious activity as check fraud and by understating the amount involved, failed to fully and accurately describe the criminal activities of Hamric.14

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[13]	Many of those employees did not recognize any reportable suspicious activity because they did not receive the necessary training from AmSouth to recognize such activity as suspicious.

[14]	AmSouth’s legal department, including its then-General Counsel reviewed the Hamric SAR after it was filed and found it sufficient.

Other Suspicious Activity Reports

        26. AmSouth unlawfully failed to file SARs in a timely fashion, or at all, in the instances identified in Exhibit 1.15 AmSouth has now filed SARs with respect to each of these matters. The following are some examples of matters in which suspicious activity occurred in various AmSouth bank accounts, and SARs should have been filed:

  Terry Dowdell, from Charlottesville, Virginia, was indicted for running a global “Ponzi” scheme involving over $120 million. The SEC began investigating Dowdell at least by December of 2000, when it sent several subpoenas to AmSouth Bank requesting information on Dowdell’s bank accounts. By March of 2001, Dowdell had raised at least $29 million, most or all of which was deposited into his AmSouth bank account in Florida. The SEC filed a complaint against Dowdell in November, 2001, and publicized this suit on its website. Dowdell was also being investigated by criminal authorities, and was indicted and arrested in June, 2002, for his prime bank fraud scheme. AmSouth had a duty to ask Dowdell about the suspicious origin of the millions of dollars he was putting into his AmSouth accounts, and it failed to do so, even after AmSouth received numerous regulatory and law enforcement subpoenas on those accounts. AmSouth did not learn of Dowdell’s arrest until January, 2003, through the World Check service. Even after articles began appearing in newspapers and magazines concerning Dowdell’s illegal activities, for which he had been indicted, AmSouth did not file a SAR detailing the suspicious activity occurring in Dowdell’s AmSouth accounts. Contrary to federal law and regulations, AmSouth determined that public disclosure in the media that law enforcement was investigating Dowdell relieved it of an obligation to file a SAR. AmSouth now acknowledges that a SAR should have been filed, and recently has filed a SAR.

  Judge Howard Butler, of Rockwood, Tennessee, committed suicide after allegations that he embezzled over $450,000 from the City of Rockwood’s AmSouth account. That account required two signatures in order for checks to be valid. After the city announced an investigation into whether Judge Butler had misappropriated funds, it made a demand on AmSouth for at least a portion of these funds because many of the checks cashed by Judge Butler had plainly insufficient endorsements. Even after confirming the improper endorsements, AmSouth did not file a SAR in this matter

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[15]	This exhibit shall be filed under seal with the Court due to the customer information it contains.

because it concluded that no Bank employee had engaged in any misconduct and because, according to AmSouth’s Chief of Security, “Judge Butler is dead.” Other participants in the scheme were identified by law enforcement and charged in the scheme. AmSouth had a duty to report the suspicious (and confirmed) illegal activity of Judge Butler and others involved in the scheme, and it failed to do so. AmSouth now acknowledges that a SAR should have been filed in this matter, and recently has filed a SAR.

  For a seven year period beginning in 1992, Robert Humber, vice president of the Citizens Bank of Fayette, Alabama, used wire transfers from the Citizens Bank account at the Federal Reserve Bank of Atlanta to put over $18 million into his personal account at AmSouth Bank. Humber then invested many of these funds with AmSouth’s broker-dealer subsidiary, AIS. AmSouth did not question the suspicious amounts of money coming into Humber’s bank account directly from another bank’s Federal Reserve account. When Citizens Bank and law enforcement notified AmSouth about the fraud, AmSouth agreed to freeze all of Humber’s accounts. AmSouth failed to recognize and report the activity in Humber’s accounts as suspicious, at least by the time it was notified by law enforcement and agreed to freeze those accounts. AmSouth now acknowledges that a SAR should have been filed in this matter, and recently has filed a SAR.

  Another matter involved an AmSouth Investment Services (“AIS”) employee who allegedly committed fraud in AIS clients’ accounts by, among other things, forging customer signatures on numerous documents. AmSouth reported this employee’s misconduct to the National Association of Securities Dealers (“NASD”). AmSouth also had a duty to report what it knew to be suspicious activity by its own employee to FinCEN, and it failed to do so. AmSouth now acknowledges that a SAR should have been filed in this matter, and recently has filed a SAR.

        27. AmSouth management had a duty to recognize suspicious activity and, once recognized, to file SARs in a timely manner and accurately report the suspicious activity. AmSouth failed in this duty, as set forth in Exhibit 1. AmSouth’s failure is due, at least in part, to the following practices which violated the applicable statutes:

  When law enforcement already was aware of one or more potential defendants, AmSouth Corporate Security, in many instances, did not file a SAR.

  When AmSouth had been sued or anticipated civil litigation, the responsible AmSouth in-house counsel, often did not evaluate the necessity for filing a SAR.

  When AmSouth did not suffer a loss, AmSouth Corporate Security, in many circumstances, did not file a SAR.

        28. AmSouth management failed (a) to sufficiently learn and abide by federal rules and regulations governing SAR filing; and (b) to properly train AmSouth employees with respect to the Bank’s legal obligations to recognize and report suspicious activity.

END OF THE STATEMENT OF FACTS